Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Blount International, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Calvin E. Jenness, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the report.

A signed original of this written statement required by Section 906 has been provided to Blount International, Inc. and will be retained by Blount International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 9, 2007

/s/ Calvin E. Jenness

Calvin E. Jenness

Senior Vice President and

Chief Financial Officer